Exhibit (j)(i)(j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated May 14, 2001, in the Post-Effective Amendment Number 51 to the Registration Statement (Form N-1A No. 33-31602) of the Liberty U.S. Government Money Market Trust dated May 31, 2001.




                                                ERNST & YOUNG LLP


Boston, Massachusetts
May 24, 2001